                                   EXHIBIT 11

                      RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
          THIRTEEN WEEKS ENDED AUGUST 29, 1998 AND AUGUST 30, 1997 (In
                       Thousands Except Per Share Amounts)

                                                      August 29, 1998   August 30, 1997
                                                       -------------     -------------
Net income\(loss)                                      $     (92,653)    $      60,613
                                                       -------------     -------------
Basic weighted average shares                            258,409,000       245,896,000
                                                       -------------     -------------
Basic earnings\(loss) per share                        $        (.36)    $         .25
                                                       -------------     -------------
Numerator for diluted earnings per share:
Net income\(loss)                                      $     (92,653)    $      60,613
                                                       -------------     -------------
Effect of dilutive securities:
6.75% zero coupon convertible subordinated notes(a)               --             2,077
5.25% convertible subordinated notes(a)(b)                        --                --
                                                       -------------     -------------
Net income\(loss) assuming dilution(b)                 $     (92,653)    $      62,690
                                                       =============     =============

Denominator for diluted earnings per share:
Basic weighted average shares                            258,409,000       245,896,000
Effect of dilutive securities:
Employee stock options(b)                                         --         5,335,000
6.75% zero coupon convertible subordinated notes                  --        11,728,000
5.25% convertible subordinated notes(b)                           --                --
                                                       -------------     -------------
Dilutive potential common shares(b)                               --        17,063,000
                                                       -------------     -------------
Diluted weighted average shares(b)                       258,409,000       262,959,000
                                                       =============     =============
Diluted earnings\(loss) per share:                     $        (.36)    $         .24
                                                       =============     =============

(a) Shown net of income taxes which were calculated at the registrant's effective tax rate.

(b) For the thirteen weeks ended August 29, 1998, the assumed conversion of potential dilutive shares would have increased diluted earnings per share due to the net loss from continuing operations and, therefore were not considered.

                                   EXHIBIT 11

                      RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
            TWENTY-SIX WEEKS ENDED AUGUST 29, 1998 AND AUGUST 30, 1997
                     (In Thousands Except Per Share Amounts)

                                                      August 29, 1998   August 30, 1997
                                                       -------------     -------------
Net income\(loss)                                      $      (1,816)    $     128,854
                                                       -------------     -------------
Basic weighted average shares                            258,340,000       245,782,000
                                                       -------------     -------------
Basic earnings\(loss) per share                        $        (.01)    $         .52
                                                       -------------     -------------

Numerator for diluted earnings per share:
Net income\(loss)                                      $      (1,816)    $     128,854
Effect of dilutive securities:
6.75% zero coupon convertible subordinated notes(a)               --             4,481
5.25% convertible subordinated notes(a)(b)                        --                --
                                                       -------------     -------------
Net income\(loss) assuming dilution(b)                 $      (1,816)    $     133,335
                                                       =============     =============

Denominator for diluted earnings per share:
Basic weighted average shares                            258,340,000       245,782,000
Effect of dilutive securities:
Employee stock options(b)                                         --         4,960,000
6.75% zero coupon convertible subordinated notes                  --        11,728,000
5.25% convertible subordinated notes(b)                           --                --
                                                       -------------     -------------
Dilutive potential common shares(b)                               --        16,688,000
                                                       -------------     -------------
Diluted weighted average shares(b)                       258,340,000       262,470,000
                                                       =============     =============

Diluted earnings\(loss) per share:                     $        (.01)    $         .51
                                                       =============     =============

(a) Shown net of income taxes which were calculated at the registrant's effective tax rate.

(b) For the twenty-six weeks ended August 29, 1998, the assumed conversion of potential dilutive shares would have increased diluted earnings per share due to the net loss from continuing operations and, therefore were not considered.